Exhibit 4.6

EIGHTH AMENDMENT TO THE

VERIZON SAVINGS PLAN FOR MANAGEMENT EMPLOYEES

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

FIFTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

These Amendments are adopted this 16th day of December, 2019.

WHEREAS, Verizon Communications Inc. (Verizon) maintains the Verizon Savings Plan for Management Employees (Management Savings Plan); the Verizon Savings and Security Plan for West Region Hourly Employees (West Savings Plan); the Verizon Savings and Security Plan for New York and New England Associates (NYNE Savings Plan); and the Verizon Savings and Security Plan for Mid-Atlantic Associates (Mid-Atlantic Savings Plan) (jointly, the Plans);

WHEREAS, Section 12.01 of the Management Savings Plan provides that the plan may be amended by the chief legal counsel to the Verizon Employee Benefits Committee (Committee) in the case of amendments required by applicable law;

WHEREAS, Section 12.01 of the West Savings Plan provides that the plan may be amended by the most senior Human Resources officer of Verizon;

WHEREAS, Section 20.1 of the Mid-Atlantic Savings Plan provides that the plan shall be amended automatically to incorporate any amendments that result from a collective bargaining agreement;

WHEREAS, Section 18.1 of the NYNE Savings Plan provides that the plan may be amended by the Committee acting on behalf of Verizon in a settlor capacity, and the Chairperson of the Committee is authorized to act on behalf of the Committee; and

WHEREAS, the Plans must be amended to comply with changes in the law relating to applicable disaster relief provisions of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, the Bipartisan Budget Act of 2018, and implementing regulations and with bargaining agreements implementing those changes.

NOW, THEREFORE, the Plans are amended as set forth on the Exhibits hereto effective as stated therein.

IN WITNESS WHEREOF, these Amendment have been executed as of the date first set forth above.

Verizon Communications Inc.

By:	/s/ Christy Pambianchi
Christy Pambianchi
Executive Vice President and Chief Human Resources Officer and Chairwoman of the Verizon Employee Benefits Committee

By:	/s/ Marc Schoenecker
Marc Schoenecker
Legal Counsel to the Verizon Employee Benefits Committee

2

EXHIBIT A

EIGHTH AMENDMENT TO THE

VERIZON SAVINGS PLAN FOR MANAGEMENT EMPLOYEES

1.    The Disaster Tax Relief and Airport and Airway Extension Act of 2017 and Bipartisan Budget Act of 2018 added rules relating to qualified hurricane and wildfire distributions and the recontribution of certain distributions and withdrawals. Article 9 of the Management Savings Plan is amended to add a new Section 9.08 to read in its entirety as follows:

9.08	Qualified Disaster Distributions

(a)    An eligible Member may take a Qualified Disaster Distribution, provided the aggregate amount of Qualified Disaster Distributions received by a Member for any taxable year (from all qualified retirement plans maintained by the Company or any Affiliate) does not exceed $100,000.

(b)    A Member who receives a Qualified Disaster Distribution (from this Plan or another eligible retirement plan) may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such distribution. Such rollover contributions may be made at any time during the 3-year period beginning on the day after receipt of the Qualified Disaster Distribution.

(c)    A Member who received a Qualified Hardship Withdrawal may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such withdrawal. In the case of a hurricane related Qualified Hardship Withdrawal, such rollover contributions may be made at any time during the period beginning on August 23, 2017 and ending on February 28, 2018, and in the case of a wildfire related Qualified Hardship Withdrawal, such rollover contributions may be made at any time during the period beginning on October 8, 2017 and ending on June 30, 2018.

(d)    For purposes of this Section, the term “Qualified Disaster Distribution” means a “qualified hurricane distribution” as defined in section 502(a)(4)(A) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017 or a “qualified wildfire distribution” as defined in section 20102(a)(4)(A) of the Bipartisan Budget Act of 2018.

(e)    For purposes of this Section, the term “Qualified Hardship Withdrawal” means a “qualified distribution” as defined in section 502(b)(2) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017 or section 20101(b)(2) of the Bipartisan Budget Act of 2018.

Exhibit A – Page 1

EXHIBIT B

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

1.    The Disaster Tax Relief and Airport and Airway Extension Act of 2017 and Bipartisan Budget Act of 2018 added rules relating to qualified hurricane and wildfire distributions and the recontribution of certain distributions and withdrawals. Article 9 of the West Savings Plan is amended to add a new Section 9.08 to read in its entirety as follows:

9.08	Qualified Disaster Distributions

(a)    An eligible Member may take a Qualified Disaster Distribution, provided the aggregate amount of Qualified Disaster Distributions received by a Member for any taxable year (from all qualified retirement plans maintained by the Company or any Affiliate) does not exceed $100,000.

(b)    A Member who receives a Qualified Disaster Distribution (from this Plan or another eligible retirement plan) may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such distribution. Such rollover contributions may be made at any time during the 3-year period beginning on the day after receipt of the Qualified Disaster Distribution.

(c)    A Member who received a Qualified Hardship Withdrawal may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such withdrawal. In the case of a hurricane related Qualified Hardship Withdrawal, such rollover contributions may be made at any time during the period beginning on August 23, 2017 and ending on February 28, 2018, and in the case of a wildfire related Qualified Hardship Withdrawal, such rollover contributions may be made at any time during the period beginning on October 8, 2017 and ending on June 30, 2018.

(d)    For purposes of this Section, the term “Qualified Disaster Distribution” means a “qualified hurricane distribution” as defined in section 502(a)(4)(A) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017 or a “qualified wildfire distribution” as defined in section 20102(a)(4)(A) of the Bipartisan Budget Act of 2018.

(e)    For purposes of this Section, the term “Qualified Hardship Withdrawal” means a “qualified distribution” as defined in section 502(b)(2) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017 or section 20101(b)(2) of the Bipartisan Budget Act of 2018.

Exhibit B – Page 1

EXHIBIT C

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

1.    The Disaster Tax Relief and Airport and Airway Extension Act of 2017 added rules relating to qualified hurricane distributions and the recontribution of certain distributions and withdrawals. Section 10.2 of the Mid-Atlantic Savings Plan is amended to add a new Section 10.2.7 to read in its entirety as follows:

10.2.7    Qualified Disaster Distributions

(a)    An eligible Participant may take a Qualified Disaster Distribution, provided the aggregate amount of Qualified Disaster Distributions received by a Participant for any taxable year (from all qualified retirement plans maintained by any Verizon Company) does not exceed $100,000.

(b)    A Participant who receives a Qualified Disaster Distribution (from this Plan or another eligible retirement plan) may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such distribution. Such rollover contributions may be made at any time during the 3-year period beginning on the day after receipt of the Qualified Disaster Distribution.

(c)    A Participant who received a Qualified Hardship Withdrawal may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such withdrawal. Such rollover contributions may be made at any time during the period beginning on August 23, 2017 and ending on February 28, 2018.

(d)    For purposes of this Section, the term “Qualified Disaster Distribution” means a “qualified hurricane distribution” as defined in section 502(a)(4)(A) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017.

(e)    For purposes of this Section, the term “Qualified Hardship Withdrawal” means a “qualified distribution” as defined in section 502(b)(2) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017.

Exhibit C – Page 1

EXHIBIT D

FIFTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

1.    The Disaster Tax Relief and Airport and Airway Extension Act of 2017 added rules relating to qualified hurricane distributions and the recontribution of certain distributions and withdrawals. Section 10.5 of the NYNE Savings Plan is amended to add a new Section 10.5.3 to read in its entirety as follows:

10.5.3    Qualified Disaster Distributions

(a)    An eligible Participating Employee may take a Qualified Disaster Distribution, provided the aggregate amount of Qualified Disaster Distributions received by a Participating Employee for any taxable year (from all qualified retirement plans maintained by any Verizon Company) does not exceed $100,000.

(b)    A Participating Employee who receives a Qualified Disaster Distribution (from this Plan or another eligible retirement plan) may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such distribution. Such rollover contributions may be made at any time during the 3-year period beginning on the day after receipt of the Qualified Disaster Distribution.

(c)    A Participating Employee who received a Qualified Hardship Withdrawal may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such withdrawal. Such rollover contributions may be made at any time during the period beginning on August 23, 2017 and ending on February 28, 2018.

(d)    For purposes of this Section, the term “Qualified Disaster Distribution” means a “qualified hurricane distribution” as defined in section 502(a)(4)(A) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017.

(e)    For purposes of this Section, the term “Qualified Hardship Withdrawal” means a “qualified distribution” as defined in section 502(b)(2) of the Disaster Tax Relief and Airport and Airway Extension Act of 2017.

Exhibit D – Page 1